Shareholder Meeting Count-OPPENHEIMER CALIFORNIA MUNICIPAL FUND

On August 5, 2002, a special shareholder meeting was held at which all of the nominated Trustees were elected and all proposals were approved by shareholders as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:
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PROPOSAL NO.1
1. The eleven persons named below to serve as Trustee of the Fund until their successors are elected and shall qualify:
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NOMINEE                         FOR             WITHHELD TOTAL
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
Leon Levy*                      27,066,091.008     1,045,112.956   28,111,203.964
Donald W. Spiro                 27,080,849.652     1,030,354.312   28,111,203.964
John V. Murphy                  27,063,052.002     1,048,151.962   28,111,203.964
Robert G. Galli                 27,092,273.129     1,018,930.835   28,111,203.964
Phillip A. Griffiths            27,102,892.905     1,008,311.059   28,111,203.964
Benjamin Lipstein*              27,073,404.622     1,037,799.342   28,111,203.964
Elizabeth B. Moynihan*          27,073,863.445     1,037,340.519   28,111,203.964
Kenneth A. Randall              27,088,662.223     1,022,541.741   28,111,203.964
Edward V. Regan                 27,089,817.687     1,021,386.277   28,111,203.964
Russell S. Reynolds, Jr.        27,087,062.000     1,024,141.964   28,111,203.964
Clayton K. Yeutter              27,087,015.239     1,024,188.725   28,111,203.964
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*Messrs. Levy and Lipstein and Ms. Moynihan resigned from the Board of Trustees effective January 1, 2003, March 31, 2003 and July 31, 2003, respectively. Each was elected at the above referenced meeting and served until their respective dates of resignation.
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                                                        BROKER
        FOR             AGAINST         ABSTAIN         NON-VOTES       TOTAL
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PROPOSAL NOS. 2(A) THROUGH 2(I)
2(A) Eliminate the Fund's fundamental investment policy with respect to purchasing securities on margin:
        19,220,996.953  3,147,594.207   2,161,650.804   3,580,962.000   28,111,203.964
2(B) Amend the Fund's fundamental investment policy with respect to making short sales:
        19,405,229.205  2,838,501.331   2,286,511.428   3,580,962.000   28,111,203.964
2(C) Amend the Fund's fundamental investment policy with respect to purchasing real estate:
        20,528,397.537  1,917,905.319   2,083,939.108   3,580,962.000   28,111,203.964
2(D) Amend the Fund's fundamental investment policy with respect to purchasing securities of issuers in which officers or trustees have interest:
        18,877,423.957  3,360,317.807   2,292,500.200   3,580,962.000   28,111,203.964
2(E) Amend the Fund's fundamental investment policy with respect to industry concentration:
        19,945,528.493  2,105,390.637   2,479,322.834   3,580,962.000   28,111,203.964
2(F) Amend the Fund's fundamental investment policy with respect to investing in other investment companies:
        19,562,664.971  2,595,062.300   2,372,514.693   3,580,962.000   28,111,203.964
2(G) Amend the Fund's fundamental investment policy with respect to borrowing:
        18,906,534.502  3,208,804.930   2,414,902.532   3,580,962.000   28,111,203.964
2(H) Amend the Fund's fundamental investment policy with respect to pledging, mortgaging or hypothecating assets:
        19,080,677.333  2,902,181.464   2,547,383.167   3,580,962.000   28,111,203.964
2(I) Amend the Fund's fundamental investment policy with respect to lending:
        19,653,734.820  2,479,818.881   2,396,688.263   3,580,962.000   28,111,203.964

                                BROKER
        FOR     AGAINST ABSTAIN NON-VOTES TOTAL
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PROPOSAL NOS. 3(A) THROUGH 3(D)
3. Approval of authorizing the Fund's Trustees to adopt an Amended and Restated
Declaration of Trust:
(A) Future amendments of the Declaration of Trust:
        19,978,722.474  2,003,251.687   2,548,267.803   3,580,962.000   28,111,203.964
(B) Reorganization of the Trust or its series or class:
        20,123,581.000  1,817,515.944   2,589,145.020   3,580,962.000   28,111,203.964
(C) Involuntary redemptions:
        19,361,459.758  2,403,050.437   2,765,731.769   3,580,962.000   28,111,203.964
(D) Other changes under the new Declaration of Trust:
        19,814,391.963  1,809,515.822   2,906,334.179   3,580,962.000   28,111,203.964

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